EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AIM ImmunoTech Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Dickey IV, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2024
/s/ Robert Dickey IV
Robert Dickey IV
Chief Financial Officer